UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BIOGEN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Biogen Inc.

Supplement to Proxy Statement dated April 30, 2019

For the Annual Meeting of Stockholders to be held on June 19, 2019

This proxy statement supplement, dated May 24, 2019 (this “Supplement”), provides updated information with respect to the 2019 Annual Meeting of Stockholders of Biogen Inc. (the “Company”) to be held on June 19, 2019 (the “Annual Meeting”).

On or about April 30, 2019, the Company commenced mailing to its stockholders a Notice of the Annual Meeting and Definitive Proxy Statement (the “Proxy Statement”) for the Annual Meeting. This Supplement describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the “Board”) and replaces and supersedes any inconsistent information set forth in the Proxy Statement.

John R. Chiminski, a former nominee for director and Chair of the Board and Chief Executive Officer of Catalent, Inc. (“Catalent”), informed the Chairman of the Board of his decision to withdraw his candidacy due to a potential conflict that arose in connection with Catalent’s planned acquisition of Paragon Bioservices, Inc. Mr. Chiminski does not currently serve on the Board, and the Board does not intend to nominate a replacement for election at the Annual Meeting.

While the Company will not add a substitute nominee for election at the Annual Meeting, the Board remains committed to ensuring that it is well-equipped to oversee the Company’s business and effectively represent the interests of stockholders. Towards this end, the Board will continue to seek to add new directors, focusing on skills, experience and diversity.

The remaining nominees named in the Proxy Statement continue to stand for election at the Annual Meeting. Notwithstanding the withdrawal as a nominee of this candidate, the form of proxy card included with the Notice of the Annual Meeting remains valid. Any votes submitted with instructions to vote for all of the Board’s nominees will be voted only for the remaining nominees. Instruction to vote for Mr. Chiminski will be disregarded and have no impact. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote by submitting a new proxy card or voting instruction. If you have not yet returned your proxy card or submitted your voting instructions, please complete and return the proxy card or submit voting instructions, disregarding the name of Mr. Chiminski as a nominee for election.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned or voting instructions submitted before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or pursuant to the voting instructions.

By Order of Our Board of Directors,

SUSAN H. ALEXANDER,

Secretary

225 Binney Street

Cambridge, Massachusetts 02142

May 24, 2019